United States

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported):

July 31, 2019

Fidelity National Information Services, Inc.

(Exact name of Registrant as Specified in its Charter)

1-16427

(Commission File Number)

Georgia	37-1490331
(State or Other Jurisdiction of Incorporation or Organization)	(IRS Employer Identification Number)

601 Riverside Avenue

Jacksonville, Florida 32204

(Addresses of Principal Executive Offices)

(904) 854-5000

(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.01 per share	FIS	New York Stock Exchange
0.400% Senior Notes due 2021	FIS21A	New York Stock Exchange
Floating Rate Senior Notes due 2021	FIS21B	New York Stock Exchange
0.125% Senior Notes due 2021	FIS21C	New York Stock Exchange
1.700% Senior Notes due 2022	FIS22B	New York Stock Exchange
0.750% Senior Notes due 2023	FIS23A	New York Stock Exchange
1.100% Senior Notes due 2024	FIS24A	New York Stock Exchange
2.602% Senior Notes due 2025	FIS25A	New York Stock Exchange
1.500% Senior Notes due 2027	FIS27	New York Stock Exchange
2.000% Senior Notes due 2030	FIS30	New York Stock Exchange
3.360% Senior Notes due 2031	FIS31	New York Stock Exchange
2.950% Senior Notes due 2039	FIS39	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 2.01	Completion of Acquisition or Disposition of Assets.

On July 31, 2019, pursuant to the terms and conditions of the Agreement and Plan of Merger (the “Merger Agreement”), dated as of March 17, 2019, by and among Fidelity National Information Services, Inc. (“FIS”), a Georgia corporation, Worldpay, Inc. (“Worldpay”), a Delaware corporation, and Wrangler Merger Sub, Inc. (“Merger Sub”), a Delaware corporation and wholly-owned subsidiary of FIS, Merger Sub merged with and into Worldpay (the “Merger”), with Worldpay continuing as the surviving corporation in the Merger and a wholly-owned subsidiary of FIS.

As a result of the Merger, each share of the Class A common stock, par value $0.00001 per share, of Worldpay (“Worldpay Class A Common Stock”) outstanding immediately prior to the Merger, except for shares of Worldpay Class A Common Stock owned by Worldpay as treasury stock or otherwise owned by Worldpay, FIS or any of their respective subsidiaries (other than any Exception Shares (as defined in the Merger Agreement)) and Dissenting Shares (as defined in the Merger Agreement), if any, was converted into the right to receive (i) 0.9287 shares (the “Exchange Ratio”) of common stock, par value $0.01 per share, of FIS (“FIS Common Stock” and, such shares, the “Share Consideration”) with cash paid in lieu of fractional shares and (ii) $11.00 in cash (the “Cash Consideration” and, together with the Share Consideration, the “Merger Consideration”).

Additionally, Worldpay’s equity awards were converted into corresponding equity awards with respect to shares of FIS Common Stock (the “Converted Awards”) pursuant to an exchange ratio designed to maintain the intrinsic value of the applicable award immediately prior to conversion. With respect to Worldpay equity awards that had terms providing for vesting upon satisfaction of performance criteria, the conversion was based on achievement levels specified in the Merger Agreement. The Converted Awards will continue to (i) vest based on continued service and (ii) be governed by the same terms and conditions as were applicable to the corresponding Worldpay equity awards prior to conversion (including with respect to accelerated vesting upon a qualifying termination following the effective time of the Merger).

The above-described issuance of shares of FIS Common Stock in connection with the Merger was registered under the Securities Act of 1933, as amended, pursuant to a registration statement on Form S-4 (File No. 333-230858) filed by FIS with the U.S. Securities and Exchange Commission (the “Commission”) and declared effective on June 7, 2019. The joint proxy statement/prospectus of FIS and Worldpay included in the registration statement (the “Joint Proxy Statement/Prospectus”), including the various reports incorporated by reference therein, contains additional information about the above-described transactions.

In connection with the consummation of the Merger, FIS commenced repayment of approximately $7.5 billion of outstanding Worldpay debt (consisting of its bank debt and senior notes).

The foregoing description does not purport to be complete and is qualified in its entirety by reference to (i) the other items of this Current Report on Form 8-K, (ii) the Joint Proxy Statement/Prospectus and (iii) the Merger Agreement, which is filed herewith as Exhibit 2.1 and is incorporated by reference herein.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

In connection with the consummation of the Merger, FIS appointed Stephanie Ferris, an executive of Worldpay, to be Chief Operating Officer of FIS.

Stephanie Ferris previously served as chief financial officer of Worldpay (f/k/a Vantiv, Inc.) from 2018 until the effective time of the Merger. Prior to becoming CFO of Worldpay, Ms. Ferris held a general manager role at Vantiv. Earlier in her career, Ms. Ferris was CFO of the payments processing division of Fifth Third Bancorp, which was later spun out and became Vantiv. She also held multiple progressive financial leadership roles at Fifth Third, after beginning her career in public accounting at PricewaterhouseCoopers.

Promptly following the Merger, Ms. Ferris and FIS will enter into an employment agreement. The agreement will have a three year term and include provisions for a base salary of $600,000 and an annual bonus with a target of 100% of base salary, with a maximum of up to two times target. Ms. Ferris will also be eligible for an award of equity at the same time other officers are given annual grants beginning in 2020. Ms. Ferris also maintains her rights to terminate her employment for good reason based upon a change of control under the Worldpay Executive Severance Plan, as amended, for the period commencing six months from the execution of the employment agreement until the second anniversary of the execution of the employment agreement and receive all severance benefits and acceleration of equity to which she would be entitled thereunder or under the pertinent Worldpay equity agreements. Certain of her Worldpay equity grants will be amended to vest on a quarterly basis over a two year period. The agreement also includes non-competition and non-solicitation covenants extending until a year after the termination of her employment.

In connection with the consummation of the Merger, FIS appointed Mark Heimbouch, an executive of Worldpay, to be President, Merchant Solutions of FIS. Mark Heimbouch previously served as president and chief operating officer of Worldpay (f/k/a Vantiv) from 2018 until the effective time of the Merger. Prior to becoming president and chief operating officer, Mr. Heimbouch served as senior executive vice president and chief operating & financial officer of Vantiv. Prior to these positions, Mr. Heimbouch served as the chief financial officer of Vantiv. Mr. Heimbouch also served as a director of Worldpay (f/k/a Vantiv) from 2014 until the effective time of the Merger. Prior to joining Vantiv, Mr. Heimbouch held multiple financial leadership and operational roles with other companies, including Jackson Hewitt Tax Service Inc.

Promptly following the Merger, Mr. Heimbouch and FIS will enter into an employment agreement. The agreement will have a three year term and include provisions for a base salary of $725,000 and an annual bonus with a target of 120% of base salary, with a maximum of up to two times target. Mr. Heimbouch will also be eligible for an award of equity at the same time other officers are given annual grants beginning in 2020. Mr. Heimbouch also maintains his rights to terminate his employment for good reason based upon a change of control under the Worldpay Executive Severance Plan, as amended, for the period commencing six months from the execution of the employment agreement until the second anniversary of the execution of the employment agreement and receive all severance benefits and acceleration of equity to which he would be entitled thereunder or under the pertinent Worldpay equity agreements. Certain of his Worldpay equity grants will be amended to vest on a quarterly basis over a two year period. The agreement also includes non-competition and non-solicitation covenants extending until a year after the termination of his employment.

Appointment of New Directors. Effective upon the consummation of the Merger, FIS expanded the size of the Board of Directors to twelve (12) directors. At such time, as contemplated by the Merger Agreement, the Board of Directors appointed five (5) members of the Worldpay Board of Directors immediately prior to the effective time of the Merger (the individuals set forth below) to the Board of Directors and to the respective committees thereof specified below:

Name	Committee (s)
Lee Adrean	Audit Committee & Risk and Technology Committee

Gary Lauer	Compensation Committee & Corporate Governance and Nominating Committee

Lisa Hook	Audit Committee, Risk and Technology Committee (Chair) & Executive Committee

Jeffrey Stiefler	Corporate Governance and Nominating Committee, Compensation Committee & Executive Committee

Charles Drucker

The Board of Directors determined that Lee Adrean, Lisa A. Hook, Gary L. Lauer and Jeffery E. Stiefler are independent directors pursuant to the rules of the New York Stock Exchange Listing Standards. In addition, as contemplated by the Merger Agreement, the Board of Directors appointed a former member of the Worldpay Board of Directors (Jeffery E. Stiefler) to serve as the Lead Independent Director of the Board of Directors.

Mr. Adrean served on the board of directors of Worldpay until the effective time of the Merger. He also served as Corporate Vice President and Chief Financial Officer of Equifax, Inc., from October 2006 through May 2014. Prior to joining Equifax, he served as chief financial officer of several other public companies in the transaction processing, internet services, and financial services industries, and served as a strategy consultant for eleven years with Bain & Company. Mr. Adrean previously served on the board of directors of West Corporation and currently serves on the boards of directors of Serta Simmons Bedding, LLC and The Honey Baked Ham Company, LLC. Mr. Adrean has extensive senior management experience with public companies, with significant roles and experience in finance, accounting and corporate strategy.

Ms. Hook served on the board of directors of Worldpay until the effective time of the Merger. She also served as President and Chief Executive Officer of NeuStar, Inc., an information services and data analytics provider, from October 2010 to July 2018, and as a director from November 2010 to the present. Prior to joining Neustar, Ms. Hook served as President and Chief Executive Officer of Sunrocket, Inc., a voice over IP service provider, from 2006 to 2007. From 2001 to 2004, she held several executive-level posts at America Online, Inc., a web services company. Ms. Hook also served in executive and special advisory roles at Time Warner, Inc., was legal adviser to the Chairman of the Federal Communications Commission, and was a senior attorney at Viacom International, Inc. Ms. Hook is a director of Philip Morris International Inc. and Unisys, Inc., and previously served as a Senior Independent Director of RELX PLC and RELX NV. Ms. Hook has extensive executive leadership experience and service as a director at several public companies, which have provided her with insight to issues facing boards and management.

Mr. Lauer served on the board of directors of Worldpay until the effective time of the Merger. He also serves as Executive Director and a co-founder of the Eminent Series Group, a position he has held since July 2017. Prior to his position as Executive Director and co-founder of the Eminent Series Group, he served as Chief Executive Officer of eHealth, Inc., a position he held from December 1999 to May 2016, and Chairman of eHealth’s Board of Directors, a position he held from March 2002 to May 2016. He also served as President of eHealth from December 1999 to March 2012. Prior to joining eHealth, Mr. Lauer was Chairman and Chief Executive Officer of MetaCreations Corporation from 1998 to December 1999. Prior to MetaCreations, Mr. Lauer spent more than nine years at Silicon Graphics, Inc., where he was a member of the senior executive team. Mr. Lauer started his career at International Business Machines Corp. in sales and marketing management. Mr. Lauer has extensive operational and leadership experience as the Chief Executive Officer and Chairman of eHealth for more than sixteen years and as a former senior executive of several technology companies.

Mr. Stiefler served on the board of directors of Worldpay until the effective time of the Merger, and previously served as Chairman from Worldpay’s initial public offering in March 2012 to January 2018 and served as Worldpay’s Lead Director from February 24, 2019 up to the effective time of the Merger. Mr. Stiefler served as a director and non-executive chairperson of the board of directors of Vantiv Holding, LLC from August 4, 2010 until its initial public offering. He currently serves on the board of directors of LogicSource, Inc. and OneSpa World Holdings Limited. He previously served on the boards of directors of LPL Financial Corporation and VeriFone Systems, Inc., and served as Lead Director of Taleo Corporation, Inc. prior to its acquisition by Oracle Corporation in April 2012. Mr. Stiefler also served as a Venture Partner with Emergence Capital Partners from 2008 through the beginning of 2013. Mr. Stiefler was the Chairman, President and CEO of Digital Insight from August 2003 until the company’s acquisition by Intuit in February 2007. Prior to Digital Insight, Mr. Stiefler worked with several private equity firms as an operating advisor and held a variety of positions at American Express, including President and Director of the company, and President and CEO of American Express Financial Advisors. Mr. Stiefler has significant senior management and board expertise at public companies and operational and strategic experiences as a former chief executive officer of a software company.

In connection with joining FIS’ Board of Directors, Lee Adrean, Gary Lauer, Lisa Hook and Jeffrey Stiefler will each receive a one-time grant of equity, on or about August 8, 2019, valued at $150,000 in the form of time-based restricted stock units, vesting ratably in one-year increments over a three-year time period. Lee Adrean, Gary Lauer, Lisa Hook and Jeffrey Stiefler will also participate in the compensation program for non-management directors as described in the Director Compensation section of FIS’ Proxy Statement for its Annual Meeting of Shareholders held on April 30, 2019, filed with the U.S. Securities and Exchange Commission on April 12, 2019.

In connection with the consummation of the Merger, FIS appointed Charles Drucker to serve on its Board and to have an executive role as its Vice Chairman. Mr. Drucker served as Worldpay’s Executive Chairman of the Board and Chief Executive Officer until the effective time of the Merger, a position he has held since January 1, 2019. From January 2018 to December 31, 2018, he served as the Executive Chairman and Co-Chief Executive Officer. Prior to assuming his role as Executive Chairman, he was Vantiv’s Chief Executive Officer, a position he held from June 2009. Mr. Drucker was a director of Vantiv, Inc., predecessor to Worldpay, since November 2011 until the effective time of the Merger and was a director of Vantiv Holding, LLC from June 2009 to March 2012. Since October 2016, Mr. Drucker has served on the board of directors of Donnelley Financial Solutions, Inc. Mr. Drucker has extensive senior management experience at a number of large corporations in the banking and payments industry, deep industry experience and intimate knowledge of the operational, financial and strategic development of financial technology companies.

Promptly following the effective time of the Merger, Mr. Drucker and FIS will enter into an employment letter agreement. The agreement will have a one year term and include provisions for a base salary of $875,000 and an annual bonus for 2019 with a target of 175% of base salary, with a maximum of up to two times target. Under this agreement, Mr. Drucker also maintains his rights to terminate his employment for good reason pursuant to the change of control provisions under the Worldpay Executive Severance Plan, as amended and receive all severance benefits and acceleration of equity to which he would be entitled thereunder and under the pertinent Worldpay equity agreements. The agreement also includes non-competition and non-solicitation covenants extending for two years after the effective time of the Merger.

Immediately following consummation of the Merger, the entire Board of Directors of FIS consists of the following members: Gary A. Norcross, Ellen R. Alemany, Keith W. Hughes, David K. Hunt, Louise M. Parent, Brian T. Shea, James B Stallings, Jr., Charles Drucker, Lee Adrean, Gary Lauer, Lisa Hook and Jeffrey Stiefler. Messrs Norcross and Drucker also serve as executive officers of FIS.

Resignation of Certain Directors. Effective upon the consummation of the Merger, as contemplated by the Merger Agreement, Stephan A. James and Leslie M. Muma resigned from the Board of Directors.

Item 5.03	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On July 31, 2019, prior to the effective time of the Merger, the articles of incorporation of FIS were amended to increase the number of authorized shares of FIS Common Stock from 600,000,000 to 750,000,000. The amendment to the articles of incorporation of FIS had been previously adopted by the Board of Directors of FIS and approved by the requisite vote of FIS shareholders at the special meeting of the FIS shareholders held on July 24, 2019. The articles of amendment to the articles of incorporation are attached as Exhibit 3.1 hereto and incorporated herein by reference.

Item 8.01	Other Events.

On July 31, 2019, FIS issued a press release announcing the completion of the Merger, a copy of which is attached hereto as Exhibit 99.1 and incorporated herein by reference.

In connection with the Merger, FIS has filed with the SEC a registration statement on Form S-4 that was declared effective by the U.S. Securities and Exchange Commission on June 7, 2019. A copy of the unqualified legal opinion relating to the securities issued pursuant to FIS Registration Statement on Form S-4, as amended (Registration No. 333-230858), is filed as Exhibit 5.1 hereto.

Item 9.01	Financial Statements and Exhibits.

(a)	Financial statements of business acquired.

Each of the following consolidated financial statements of Worldpay, Inc. (“Worldpay”) are hereby incorporated by reference:

(i)

the audited consolidated financial statements of Worldpay for the fiscal years ended December 31, 2018 and 2017 and for each of the years in the three-year period ended December 31, 2018, set forth as Exhibit 99.1 to FIS’ Current Report on Form 8-K filed with the Commission on May 13, 2019; and

(ii)

the interim unaudited consolidated financial statements of Worldpay for the fiscal quarter ended March 31, 2019 and for the three months ended March 31, 2019 and 2018, set forth as Exhibit 99.2 to FIS’ Current Report on Form 8-K filed with the Commission on May 13, 2019.

(b)	Pro forma financial information.

The unaudited pro forma condensed combined financial statements of FIS and Worldpay (a) as of and for the three months ended March 31, 2019, including the unaudited pro forma condensed combined consolidated statements of income of FIS and Worldpay for the three months ended March 31, 2019 giving effect to the Merger as if it had occurred on January 1, 2018, as well as the unaudited pro forma condensed combined consolidated balance sheet data of FIS and Worldpay as of March 31, 2019, which reflects the unaudited pro forma condensed combined consolidated balance sheets of FIS and Worldpay giving effect to the Merger as if it had occurred on March 31, 2019 and (b) for the year ended December 31, 2018, which reflects the combined historical consolidated statements of income of FIS and Worldpay giving effect to the Merger as if it had occurred on January 1, 2018, set forth as Exhibit 99.6 to FIS’ Current Report on Form 8-K filed with the Commission on May 13, 2019 are incorporated by reference herein.

(d)	Exhibits

2.1	Agreement and Plan of Merger between Fidelity National Information Services, Inc., Worldpay, Inc. and Wrangler Merger Sub, Inc. dated as of March 17, 2019 (incorporated by reference to Exhibit 2.1 to the Form 8-K filed by Worldpay on March 18, 2019)

3.1	Articles of Amendment to the Articles of Incorporation of Fidelity National Information Services, Inc., effective as of July 31, 2019

5.1	Opinion of Nelson Mullins Riley & Scarborough LLP, regarding the validity of the securities registered on Form S-4

99.1	Press Release of Fidelity National Information Services, Inc., dated as of July 31, 2019

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Fidelity National Information Services, Inc.

Date: July 31, 2019	By:	/s/ Marc M. Mayo
		Name:	Marc M. Mayo
		Title:	Corporate Executive Vice President and Chief Legal Officer